UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 3, 2017

AFFINION GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55577	16-1732155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 High Ridge Park

Stamford, CT 06905

(Address of Principal Executive Offices)

(203) 956-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

AFFINION GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-133895	16-1732152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 High Ridge Park

Stamford, CT 06905

(Address of Principal Executive Offices)

(203) 956-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 3, 2017, Affinion Group Holdings, Inc., a Delaware corporation (“Affinion Holdings”), Affinion Group, Inc., a Delaware corporation (“Affinion Group”), and Affinion Investments, LLC, a Delaware limited liability company (“Affinion Investments”), entered into an Amendment (the “Amendment”) to the Support Agreement, dated as of March 31, 2017, among Affinion Holdings, Affinion Group and Affinion Investments and the Significant Holders (as defined below). The Amendment, which was signed by the required Significant Holders, approves the change in the amount of consideration provided in connection with the Cash Election (as defined below) in the AGI Exchange Offer (as defined below) to (1) $930 for each $1,000 principal amount of Existing AGI Notes validly tendered, and not properly withdrawn, at or prior to the consent time and (2) $920 for each $1,000 principal amount of Existing AGI Notes validly tendered, and not properly withdrawn, after the consent time but at or prior to the expiration time.

Item 7.01	Regulation FD Disclosure.

The following information is being furnished pursuant to this Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act’), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act except as expressly set forth by specific reference in such a filing.

As used below, the terms “Affinion,” “we,” “us,” “our” and the “Company” refer to Affinion Holdings and its consolidated subsidiaries.

On April 3, 2017, Affinion Holdings and Affinion Group, Inc. (“Affinion Group”) issued a press release announcing that, in connection with the previously announced Support Agreement, dated March 31, 2017 (as amended, restated or otherwise modified in accordance with its terms, the “Support Agreement”), among Affinion Holdings, Affinion Group, Affinion Investments and certain holders (the “Significant Holders”) of Affinion Group’s 7.875% Senior Notes due 2018 (the “Existing AGI Notes”), (1) Affinion Group commenced an offer to exchange or repurchase for cash at the holder’s election (collectively, the “AGI Exchange Offer”) all of the Existing AGI Notes for (a) new Senior Cash 12.5% / PIK Step-Up to 15.5% Notes due 2022 of Affinion Group (the “New Notes”) and Warrants (the “New Warrants”) to purchase common stock, par value $0.01 per share, of Affinion Holdings (the “Common Stock”) or (b) cash; (2) Affinion Holdings commenced an offer to exchange or repurchase for cash at the holder’s election (collectively, the “Holdings Exchange Offer”) all of the 13.75%/14.50% Senior Secured PIK/Toggle Notes due 2018 of Affinion Holdings (the “Existing Holdings Notes”) for (a) New Notes and New Warrants to purchase Common Stock or (b) cash; and (3) Affinion Investments commenced an offer to exchange or repurchase for cash at the holder’s election (collectively, the “Investments Exchange Offer” and, together with the AGI Exchange Offer and the Holdings Exchange Offer, the “Exchange Offers”) all of the 13.50% Senior Subordinated Notes due 2018 of Affinion Investments (the “Existing Investments Notes” and, together with the Existing AGI Notes and Existing Holdings Notes, the “Existing Notes”) for (a) New Notes and New Warrants to purchase Common Stock or (b) cash. The option for eligible holders to receive New Notes and New Warrants in exchange for Existing Notes tendered shall be referred to herein as the “Notes Election.” The option for eligible holders to receive an amount in cash in exchange for Existing Notes tendered shall be referred to herein as the “Cash Election.”

In addition, Affinion Holdings and Affinion Group announced that (1) Affinion Group commenced a solicitation of consents (the “AGI Consent Solicitation”) to amend the indenture governing the Existing AGI Notes, dated as of November 19, 2010 (as supplemented to the date hereof, the “Existing AGI Indenture”), among Affinion Group, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (the “Existing Trustee”), to eliminate substantially all of the restrictive covenants and certain of the default provisions in the Existing AGI Indenture and to reduce from 30 days to three business days the minimum notice period for optional redemptions in the Existing AGI Indenture, (2) Affinion Holdings commenced a solicitation of consents (the “Holdings Consent Solicitation”) to amend the indenture governing the Existing Holdings Notes, dated as of December 12, 2013 (as supplemented to the date hereof, the “Existing Holdings Indenture”), between Affinion Holdings and the Existing Trustee, to reduce from 30 days to three business days the minimum notice period for optional redemptions in the Existing Holdings Indenture and (3) Affinion Investments commenced a solicitation of consents (the “Investments Consent Solicitation” and, together with the AGI Consent Solicitation and the Holdings Consent Solicitation, the “Consent Solicitations”) to amend the indenture governing the Existing Investments Notes, dated as of December 12, 2013 (as supplemented to the date hereof, the “Existing Investments Indenture” and, together with the Existing AGI Indenture and the Existing Holdings Indenture, the “Existing Indentures”), among Affinion Investments, Affinion Investments II, LLC and the Existing Trustee, to reduce from 30 days to three business days the minimum notice period for optional redemptions in the Existing Investments Indenture.

The Exchange Offers, the Consent Solicitations and all related transactions described in the Offering Memorandum (as defined below) are collectively referred to herein as the “Transactions.” As used herein, the “New Credit Facility” refers to the new credit facility which, pursuant to the previously disclosed commitment letter (“Commitment Letter”) entered into between Affinion Group and HPS Investment Partners, LLC (“HPS”), HPS has committed to provide to Affinion Group, subject to satisfaction of the conditions precedent set forth in the Commitment Letter. As previously disclosed, Affinion Group intends to use the proceeds of the New Credit Facility to refinance its existing credit facility (the “Credit Agreement Refinancing”), redeem all of the outstanding International Notes and discharge the indenture governing the 7.5% Cash/PIK Senior Notes due 2018 of Affinion International Holdings Limited (the “International Note Redemption”), pay costs and expenses in connection with the New Credit Facility, the Credit Agreement Refinancing, International Note Redemption and the Exchange Offers and for other general corporate purposes.

Affinion Holdings and Affinion Group are providing the following information to holders of Existing Notes in connection with the Exchange Offers and Consent Solicitations:

Summary of the New Notes

General

If the Exchange Offers are consummated, Affinion Group will issue to participating eligible holders New Notes under a new indenture (the “New Indenture”) by and among Affinion Group, the guarantors party thereto and Wilmington Trust, National Association, as trustee.

The New Notes will be unsecured senior obligations of Affinion Group, as issuer, and each of Affinion Holdings’ and Affinion Group’s restricted subsidiaries that guarantee the New Credit Facility (collectively, the “Guarantors”), as guarantors. The New Notes will mature on November 10, 2022.

Interest

Interest on the New Notes will accrue at the rate per annum described below:

•	For any interest payment period ending on or prior to the date that is the 18 month anniversary of the settlement date for the Exchange Offers (the “Settlement Date”), Affinion Group may, at its option, elect to pay interest on the New Notes (1) entirely in cash (“Cash Interest”) at a rate per annum of 12.50% or (2) entirely by increasing the principal amount of the outstanding New Notes or by issuing PIK notes (“PIK Interest”) at a rate per annum of 14.00%, provided that interest for the first interest period commencing on the Settlement Date shall be payable entirely in PIK Interest.

•	For any interest payment period ending after the date that is the 18 month anniversary of the Settlement Date,

•	(i) if immediately after giving effect to such interest payment, on a pro forma basis, Affinion Group’s Senior Secured Leverage Ratio (as defined in the New Indenture) would be less than or equal to 4.375 to 1.000, Affinion Group’s Consolidated Fixed Charge Coverage Ratio (as defined in the New Indenture) would be greater than or equal to 1.375 to 1.000, in each case, as of the last day of the most recently completed fiscal quarter of Affinion Group immediately preceding the scheduled interest payment date for which internal financial statements are available, and Affinion Group’s Average Liquidity (as defined in the New Indenture) less the amount of the anticipated cash interest payment is equal to or greater than $80,000,000 as of the record date for such interest payment, then Affinion Group shall be required to pay interest on the New Notes for such interest period entirely in Cash Interest at a rate per annum of 12.50%;

•

(ii) if immediately after giving effect to such interest payment, on a pro forma basis, Affinion Group’s Senior Secured Leverage Ratio would be less than or equal to 4.375 to 1.000, Affinion Group’s Consolidated Fixed Charge Coverage Ratio would be greater than or equal to 1.250 to 1.000 but less than 1.375 to 1.000, in each case, as of the last day of the most recently completed fiscal quarter of Affinion Group immediately preceding the scheduled interest payment date for which internal financial statements are available, and Affinion Group’s Average Liquidity less the amount of the anticipated cash interest payment is equal to or greater than $80,000,000 as of the record date for such interest payment, then Affinion Group shall be required to pay interest on the New Notes for such interest period as a combination (“Combined Interest”) of Cash Interest at a rate per annum of 6.50% and PIK Interest at a rate per annum of 7.50%; and

•	(iii) if immediately after giving effect to such interest payment, on a pro forma basis, Affinion Group’s Senior Secured Leverage Ratio would be greater than 4.375 to 1.000, Affinion Group’s Consolidated Fixed Charge Coverage Ratio would be less than 1.250 to 1.000, in each case, as of the last day of the most recently completed fiscal quarter of Affinion Group immediately preceding the scheduled interest payment date for which internal financial statements are available, or Affinion Group’s Average Liquidity less the amount of the anticipated cash interest payment is less than $80,000,000 as of the record date for such interest payment, then Affinion Group may elect to pay interest on the New Notes for such interest period as PIK Interest at a rate per annum of (x) 14.75% for any interest payment period ending on or prior to the date that is the 30 month anniversary of the Settlement Date or (y) 15.50% for any interest payment period ending after the date that is the 30 month anniversary of the Settlement Date;

•	provided that, for the avoidance of doubt, if the aforementioned ratios are satisfied and require Affinion Group to either pay Cash Interest or Combined Interest for any interest period, as applicable, any restriction in the New Credit Facility on the payment of such interest shall not relieve Affinion Group of such obligation to pay Cash Interest or Combined Interest, as applicable, for such interest period and Affinion Group shall take all such actions as may be required in order to permit such payment of Cash Interest or Combined Interest, as applicable, for such interest period under the New Credit Facility (including, without limitation, any required repayment of outstanding borrowings under the revolving facility under the New Credit Facility).

Interest on the New Notes will be payable semi-annually in arrears on May 10 and November 10, commencing on November 10, 2017, and will accrue from the Settlement Date.

Optional Redemption/Offers to Purchase for Specified Events

On or after May 10, 2020, the New Notes are redeemable at the option of Affinion Group, in whole or in part, at any time and from time to time, upon not less than 30 nor more than 60 days’ prior notice, at the following redemption prices (expressed as a percentage of the principal amount), plus accrued and unpaid interest to the redemption date, if redeemed during the 12-month period commencing on May 10 of the years set forth below:

Period	Redemption Price
2020	106.250%
2021	103.125%
2022 and thereafter	100.000%

Affinion Group may also redeem, at its option, some or all of the New Notes prior to May 10, 2020 at 100% of their principal amount, together with any accrued and unpaid interest, plus a “make-whole” premium (T+50).

At any time, upon a Change of Control (as defined in the New Indenture), (i) all (but not less than all) of the New Notes are redeemable at the option of Affinion Group, and (ii) if not so redeemed by Affinion Group, holders will have the right to require Affinion Group to make an offer to purchase the holders’ New Notes, in each case at the following prices (expressed as a percentage of the principal amount), plus accrued and unpaid interest to the date of redemption or purchase, if redeemed or purchased during the periods set forth below:

Period	Price
Settlement Date to November 9, 2017	116.00%
November 10, 2017 to May 9, 2018	108.00%
May 10, 2018 to May 9, 2019	102.00%
May 10, 2019 to May 9, 2022	101.00%
May 10, 2022 and thereafter	100.00%

At any time, (i) the New Notes are redeemable at the option of Affinion Group with the net cash proceeds from certain asset dispositions, and (ii) if not so redeemed by Affinion Group and certain thresholds for net cash proceeds are met, Affinion Group will be required to use the net cash proceeds from those asset dispositions to make an offer to purchase the New Notes, in each case at the following prices (expressed as a percentage of the principal amount), plus accrued and unpaid interest to the date of redemption or purchase, if redeemed or purchased during the periods set forth below, if (in the case of the offer to purchase) such net cash proceeds are not otherwise used within 365 days:

•	to repay (x) secured indebtedness, including indebtedness under the New Credit Facility (with a corresponding permanent reduction in commitment, if applicable), to the extent required by the New Credit Facility, or (y) other pari passu indebtedness (provided, that if Affinion Group shall reduce obligations under pari passu indebtedness that does not constitute secured indebtedness, Affinion Group will equally and ratably reduce obligations under the New Notes); or

•	to invest or commit to invest in one or more businesses, assets, property or capital expenditures used or useful in a similar business or that replace the properties and assets that are the subject of the asset sale.

Period	Price
Settlement Date to November 9, 2017	116.00%
November 10, 2017 to May 9, 2018	108.00%
May 10, 2018 to May 9, 2019	102.00%
May 10, 2019 to May 9, 2022	101.00%
May 10, 2022 and thereafter	100.00%

In addition, at any time, (i) the New Notes are redeemable at the option of Affinion Group, and (ii) if not so redeemed by Affinion Group, holders will have the right to require Affinion Group to make an offer to purchase the holders’ New Notes, in each case with the net cash proceeds raised by Affinion Holdings or Affinion Group in certain equity offerings, at the following prices (expressed as a percentage of the principal amount), plus accrued and unpaid interest to the date of redemption or purchase, if redeemed or purchased during the periods set forth below, if (in the case of the holders’ put right only) such net cash proceeds are not otherwise used within 180 days:

•	to repay (x) indebtedness of Affinion Group under the New Credit Facility (with a corresponding permanent reduction in commitment, if applicable, other than indebtedness owed to Affinion Group), to the extent required by the New Credit Facility or (y) pari passu indebtedness (provided, that if Affinion Group shall reduce obligations under pari passu indebtedness that does not constitute secured indebtedness, Affinion Group will equally and ratably reduce obligations under the New Notes); or

•	to invest or commit to invest in one or more businesses, assets or capital expenditures used or useful in a similar business.

Period	Price
Settlement Date to November 9, 2017	116.00%
November 10, 2017 to May 9, 2018	108.00%
May 10, 2018 to May 9, 2019	102.00%
May 10, 2019 to May 9, 2022	101.00%
May 10, 2022 and thereafter	100.00%

Covenants

The New Indenture will contain no financial covenants and will contain covenants that will, among other things, limit the Affinion Group’s ability and the ability of its restricted subsidiaries to, among other things, (i) incur or guarantee additional indebtedness, or issue disqualified stock or preferred stock; (ii) pay dividends or make distributions; (iii) repurchase or redeem capital stock of Affinion Group or any parent of Affinion Group or subordinated indebtedness of Affinion Group or any restricted subsidiary of Affinion Group; (iv) make investments or acquisitions; (v) incur restrictions on the ability of certain of Affinion Group’s subsidiaries to pay dividends or to make other payments to Affinion Group; (vi) enter into transactions with affiliates; (vii) create liens; (viii) merge or consolidate with other companies or transfer all or substantially all of Affinion Group’s assets; (ix) transfer or sell assets, including capital stock of subsidiaries and (x) prepay, redeem or repurchase debt that is junior in right of payment to the New Notes.

These covenants will be subject to a number of important exceptions and qualifications, including, without limitation, exceptions that expressly permit the Transactions. In addition, the covenants will restrict Affinion Holdings’ ability to engage in certain businesses or business activities. Affinion Group will not be required to deliver any separate reports to holders or financial statements or other information of Affinion Group and its restricted subsidiaries as long as Affinion Holdings is a guarantor of the New Notes and files such reports with the Securities and Exchange Commission (the “SEC”).

Ranking

As of December 31, 2016, after giving effect to the Exchange Offers, assuming 100% participation:

•	the New Notes would have ranked effectively junior to approximately $1,384.8 million of Affinion Group’s secured indebtedness, all of which would have consisted of borrowings under the New Credit Facility; and

•	the New Notes would have ranked effectively junior to approximately $0 million of liabilities, excluding unsecured intercompany borrowings and borrowings under the New Credit Facility.

Summary of the New Warrants

Exercise Price

Each New Warrant will be exercisable for one share of Common Stock at a price equal to $0.01.

Anti-Dilution

The New Warrants will contain customary provisions for the adjustment of the number of shares of Common Stock issuable upon exercise in the event of the occurrence of any organic dilutive (or anti-dilutive) events, including, but not limited to, splits, combinations, stock dividends and similar transactions, as well as in the event of dividends or distributions in respect of Common Stock to the extent that holders of New Warrants are not permitted to participate on an as-exercised basis. The New Warrants will automatically adjust such that following the consummation of the Investment and the Pre-Emptive Rights Offer, the New Warrants offered in the Exchange Offers and pursuant to the Investor Purchase Agreement (excluding the New Warrants to be issued in respect of the funding premium) will represent approximately 15% of the fully diluted ownership of Affinion Holdings after giving effect to issuances pursuant to the Exchange Offers, the Investor Purchase Agreement and the Pre-Emptive Rights Offer, but without giving effect to options and restricted stock units granted under Affinion Holdings’ management compensation and incentive plans.

Exercise; Term

The New Warrants will be immediately exercisable upon issuance, and will terminate on the earlier to occur of (i) November 10, 2022 and (ii) five business days following the consummation of a sale of Affinion Holdings or other similar fundamental transaction.

Restrictions on Exercise

New Warrants will not be exercisable if the recipient of the Common Stock to be issued upon exercise has failed to obtain any required consents or waivers from, or failed to file any required notices with, any applicable governmental agency, including the Commissioner of Insurance of the State of North Dakota and the U.K. Financial Conduct Authority.

Form; Registration Rights

New Warrants will be an unregistered security issued pursuant to an exception or exemption from the registration requirements of the Securities Act.

Dividends

Holders of exercisable New Warrants will be entitled to participate in dividends on an as-exercised basis.

Voting; Registration Rights; Other Rights

Holders will not be entitled to any other rights of holders of Common Stock until, and to the extent, they have validly exercised their New Warrants. Upon exercise, such holders will be entitled to execute joinders to the existing Shareholders Agreement and previously disclosed Amended and Restated Registration Rights Agreement (the “A&R Registration Rights Agreement”).

Nomination Agreements

Affinion Holdings and certain investors expect to enter into nominating agreements pursuant to which such investors will have the right to nominate one director for election to the Board subject to the investor, together with its affiliates, holding at least 8% of the issued and outstanding Common Stock and a second director subject to the investor, together with its affiliates, holding at least 16% of the outstanding Common Stock. In addition, these new nominating agreements will replace the existing nominating agreements.

Net Patents Contribution

Prior to the consummation of the Transactions, Affinion Holdings plans to contribute the equity of Affinion Net Patents, Inc. (“Net Patents”) to Affinion Group so that Net Patents will become a restricted subsidiary and therefore a guarantor under the New Credit Facility and the New Indenture.

Pre-Emptive Rights Offer

In accordance with its obligations under the Shareholders Agreement (the “Shareholders Agreement”), dated as of November 9, 2015, by and among Affinion Holdings and the stockholders from time to time party thereto (the “Stockholders”), as may be amended from time to time in accordance with its terms, and conditioned upon the issuance of New Warrants in the Exchange Offers and the previously disclosed investor purchase agreement (the “Investor Purchase Agreement”), following the consummation of the Exchange Offers and the Initial Investment (as defined in the Investor Purchase Agreement), we expect to offer to each Stockholder that, together with its Affiliates (as defined in the Shareholders Agreement), holds at least one percent (1%) of the Common Stock (the “Pre-Emptive Rights Holders”) the right to purchase with cash up to such Pre-Emptive Rights Holder’s pro rata share (as determined in accordance with the Shareholders Agreement) of New Warrants (the “Pre-Emptive Rights Offer”) issued or to be issued pursuant to the Exchange Offers and the Investment (as defined in the Investor Purchase Agreement), provided, however that the issuance of the New Warrants pursuant to the Pre-Emptive Rights Offer will not dilute the New Warrants issued pursuant to the Exchange Offers or the Investment (as defined in the Investor Purchase Agreement). There will be no oversubscription rights or overallotments to Pre-Emptive Rights Holders in respect of New Warrants not subscribed for in the Pre-Emptive Rights Offer. Pre-Emptive Rights Holders that wish to exchange Existing Notes for New Notes and New Warrants will be required to do so in the Exchange Offers.

Capitalization

The following tables set forth, as of December 31, 2016, Affinion Holdings’ and Affinion Group’s actual cash and cash equivalents and capitalization. The following tables also set forth Affinion Holdings’ and Affinion Group’s cash and cash equivalents and capitalization as adjusted to give effect to the Transactions, including the Exchange Offers, Credit Agreement Refinancing and International Note Redemption, as if they had occurred on December 31, 2016. Below each table is supplemental disclosure that states the number of New Warrants to be issued in the Exchange Offers and the Investment and the percentage of equity ownership on a fully diluted basis attributable to Affinion Holdings’ existing stockholders and to participating Eligible Holders that make the Notes Election and the Investors (as defined in the Investor Purchase Agreement). These tables should be read in conjunction with the consolidated financial statements and the related notes thereto and the other financial information and management’s discussion and analysis of financial condition and results of operations in Affinion Holdings’ Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 31, 2017, and Affinion Group’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 31, 2017.

The adjustments relating to the Exchange Offers are shown assuming the Investors make the Notes Election pursuant to the Support Agreement and 100% participation in the Holdings Exchange Offer and the Investments Exchange Offer and (1) assuming 100% participation in the AGI Exchange Offer (“Maximum Participation”) and further assuming (a) all Existing Notes participating in the Exchange Offers make the Notes Election and (b) the Investors make the Notes Election and the remaining Existing Notes participating in the Exchange Offers make the Cash Election, and (2) assuming the minimum participation threshold of 50.1% in the AGI Exchange Offer (“Minimum Participation”) and further assuming all Existing Notes participating in the Exchange Offers make the Notes Election and the Follow-On Investment (as defined in the Investor Purchase Agreement) is funded on the Settlement Date. In each case, the adjustments assume all Existing Notes participating in the Exchange Offers are validly tendered at or prior to the Consent Time.

	Affinion Group		Affinion Holdings
Capitalization - Maximum Participation	Historical	As	Historical	As
100% Notes Election	(12/31/16)	Adjusted	(12/31/16)	Adjusted
(in $ millions)
Cash and cash equivalents	$36.2	$36.2	$37.7	$37.7
Long-term debt (including current portion):
Existing credit facility
Revolving credit facility	0.0	0.0	0.0	0.0
Term loan facility	1,178.7	0.0	1,178.7	0.0
Credit Facility Refinancing
Revolving credit facility (1)	0.0	44.8	0.0	44.8
Term loan facility	0.0	1,340.0	0.0	1,340.0
Existing AGI Notes (2)	474.6	0.0	474.6	0.0
Existing Holdings Notes	0.0	0.0	15.0	0.0
Existing Investments Notes	22.6	0.0	22.6	0.0
International Notes	116.2	0.0	116.2	0.0
New Notes (3)	0.0	547.3	0.0	547.3
Capital Lease Obligations	0.0	0.0	0.0	0.0
Adjustments / Deferred Financing Costs (4)	53.3	0.0	56.5	0.0

Total long-term debt, including current portion	$1,845.4	$1,932.2	$1,863.6	$1,932.2

Total stockholder’s equity (5)	(1,538.8)	(1,625.6)	(1,572.9)	(1,641.4)

Total capitalization (6)	$306.6	$306.6	$290.7	$290.7

New Warrants issued (in millions):
New Notes warrants				1.845
Investor warrants				—
New Notes warrants issued in anti-dilution protection adjustment				—

Total New Warrants issued				1.845

Fully diluted equity percentages (excluding employee stock options and RSUs):
Existing equity			100.00%	84.97%
New Notes equity			0.00%	15.03%
Investor equity			0.00%	0.00%

(1)	Our borrowing availability under our $110 million revolving credit facility is reduced by $10.8 million of outstanding letters of credit. The as adjusted amount assumes that approximately $44.8 million in transaction costs are paid by drawing on our revolving credit facility. Total fees are an estimate and are subject to change.
(2)	Balance shown net of unamortized discount of $0.4 million.
(3)	Balance shown at the face amount of the New Notes.
(4)	Assumes financing costs are expensed on the income statement.
(5)	Adjusted to reflect changes in debt balance.
(6)	Total capitalization represents the sum of the total long-term debt, including current portion and total stockholder’s equity (deficit) and excludes current liabilities, deferred income taxes, deferred revenue and other long-term liabilities.

	Affinion Group		Affinion Holdings
Capitalization - Maximum Participation	Historical	As	Historical	As
100% Cash Election	(12/31/16)	Adjusted	(12/31/16)	Adjusted
(in $ millions)
Cash and cash equivalents	$36.2	$36.2	$37.7	$37.7
Long-term debt (including current portion):
Existing credit facility
Revolving credit facility	0.0	0.0	0.0	0.0
Term loan facility	1,178.7	0.0	1,178.7	0.0
Credit Facility Refinancing
Revolving credit facility (1)	0.0	44.8	0.0	44.8
Term loan facility	0.0	1,340.0	0.0	1,340.0
Existing AGI Notes (2)	474.6	0.0	474.6	0.0
Existing Holdings Notes	0.0	0.0	15.0	0.0
Existing Investments Notes	22.6	0.0	22.6	0.0
International Notes	116.2	0.0	116.2	0.0
New Notes (3)	0.0	534.5	0.0	534.5
Capital Lease Obligations	0.0	0.0	0.0	0.0
Adjustments / Deferred Financing Costs (4)	53.3	0.0	56.5	0.0

Total long-term debt, including current portion	$1,845.4	$1,919.4	$1,863.6	$1,919.4

Total stockholder’s equity (5)	(1,538.8)	(1,612.8)	(1,572.9)	(1,628.6)

Total capitalization (6)	$306.6	$306.6	$290.7	$290.7

New Warrants issued (in millions):
New Notes warrants				1.801
Investor warrants				2.456
New Notes warrants issued in anti-dilution protection adjustment				0.424

Total New Warrants issued				4.681

Fully diluted equity percentages (excluding employee stock options and RSUs):
Existing equity			100.00%	69.02%
New Notes equity			0.00%	14.73%
Investor equity			0.00%	16.25%

(1)	Our borrowing availability under our $110 million revolving credit facility is reduced by $10.8 million of outstanding letters of credit. The as adjusted amount assumes that approximately $44.8 million in transaction costs are paid by drawing on our revolving credit facility. Total fees are an estimate and are subject to change.
(2)	Balance shown net of unamortized discount of $0.4 million.
(3)	Balance shown at the face amount of the New Notes.
(4)	Assumes financing costs are expensed on the income statement.
(5)	Adjusted to reflect changes in debt balance.
(6)	Total capitalization represents the sum of the total long-term debt, including current portion and total stockholder’s equity (deficit) and excludes current liabilities, deferred income taxes, deferred revenue and other long-term liabilities.

	Affinion Group		Affinion Holdings
Capitalization - Minimum Participation	Historical	As	Historical	As
100% Notes Election	(12/31/16)	Adjusted	(12/31/16)	Adjusted
(in $ millions)
Cash and cash equivalents	$36.2	$36.2	$37.7	$37.7
Long-term debt (including current portion):
Existing credit facility
Revolving credit facility	0.0	0.0	0.0	0.0
Term loan facility	1,178.7	0.0	1,178.7	0.0
Credit Facility Refinancing
Revolving credit facility (1)	0.0	44.8	0.0	44.8
Term loan facility	0.0	1,340.0	0.0	1,340.0
Existing AGI Notes (2)	474.6	0.0	474.6	0.0
Existing Holdings Notes	0.0	0.0	15.0	0.0
Existing Investments Notes	22.6	0.0	22.6	0.0
International Notes	116.2	0.0	116.2	0.0
New Notes (3)	0.0	558.2	0.0	558.2
Capital Lease Obligations	0.0	0.0	0.0	0.0
Adjustments / Deferred Financing Costs (4)	53.3	0.0	56.5	0.0

Total long-term debt, including current portion	$1,845.4	$1,943.0	$1,863.6	$1,943.0

Total stockholder’s equity(5)	(1,538.8)	(1,636.4)	(1,572.9)	(1,652.2)

Total capitalization (6)	$306.6	$306.6	$290.7	$290.7

New Warrants issued (in millions):
New Notes warrants				1.881
Investor warrants				2.470
New Notes warrants issued in anti-dilution protection adjustment				0.445

Total New Warrants issued				4.797

Fully diluted equity percentages (excluding employee stock options and RSUs):
Existing equity			100.00%	68.50%
New Notes equity			0.00%	15.28%
Investor equity			0.00%	16.22%

(1)	Our borrowing availability under our $110 million revolving credit facility is reduced by $10.8 million of outstanding letters of credit. The as adjusted amount assumes that approximately $44.8 million in transaction costs are paid by drawing on our revolving credit facility. Total fees are an estimate and are subject to change.
(2)	Historical balance shown net of unamortized discount of $0.4 million.
(3)	Balance shown at the face amount of the New Notes.
(4)	Assumes financing costs are expensed on the income statement.
(5)	Adjusted to reflect changes in debt balance.
(6)	Total capitalization represents the sum of the total long-term debt, including current portion and total stockholder’s equity (deficit) and excludes current liabilities, deferred income taxes, deferred revenue and other long-term liabilities.

If, however, the Follow-On Investment is funded after the Settlement Date, the principal amount of New Notes and New Warrants issued to the Investors would be higher due to accrued and unpaid interest on the Existing AGI Notes payable from the Settlement Date to the actual redemption date, which would have a slight impact on the number of New Warrants and equity ownership percentages disclosed above.

Risk Factors

Affinion Group’s substantial indebtedness could adversely affect its ability to raise additional capital to fund its operations, limit its ability to react to changes in the economy or its industry and prevent it from servicing its debt, including payments of interest on, and principal of, the New Notes.

Affinion Group is a highly leveraged company and will continue to be a highly leveraged company following the Transactions. As of December 31, 2016, it had approximately $1.8 billion in indebtedness. As of December 31, 2016, its estimated annual 2017 principal and interest payments on its debt will be approximately $143.9 million. After giving effect to the Transactions as if they had been consummated on December 31, 2016, assuming 100% participation by the holders of Existing Notes in the Exchange Offers, and no holder makes the Cash Election, and without giving effect to the revolving credit facility, as of December 31, 2016, its estimated annual 2017 principal and interest payments on its debt will be approximately $136.3 million. Its ability to generate sufficient cash flow from operations to make scheduled payments on its debt will depend on a range of economic, competitive and business factors, many of which are outside its control. Its business may not generate sufficient cash flow to meet its debt service and other obligations. If it is unable to meet its expenses, debt service obligations and other obligations, it may need to refinance all or a portion of its indebtedness on or before maturity, sell assets and/or raise equity. It may not be able to refinance any of its indebtedness, sell assets or raise equity on commercially reasonable terms or at all, which could cause it to default on its obligations.

•	Affinion Group’s substantial indebtedness could have important consequences, including the following:

•	it may materially limit Affinion Group’s ability to borrow money or sell stock for its debt service requirements or other purposes;

•	a substantial portion of Affinion Group’s cash flow will be dedicated to the repayment of its indebtedness, including indebtedness acquired in the AGI Exchange Offer, and will not be available for other purposes;

•	it may materially limit Affinion Group’s flexibility in planning for, or reacting to, changes in its operations or business;

•	Affinion Group is more highly leveraged than some of its competitors, which may place it at a material competitive disadvantage and may have a negative impact on its ability to attract and retain clients;

•	it may make Affinion Group more vulnerable to downturns in its business or the economy or requests from its clients and vendors for more favorable business terms;

•	it may materially restrict Affinion Group from making strategic acquisitions, introducing new technologies or exploiting business opportunities; and

•	it may materially limit, along with the financial and other restrictive covenants in its indebtedness, among other things, its ability to borrow additional funds or dispose of assets.

The terms of the New Indenture and the New Credit Facility may restrict each of Affinion Group’s and the Guarantors’ current and future operations, particularly their ability to respond to changes in their respective businesses or to take certain actions.

The terms of the New Indenture and the New Credit Facility will contain a number of restrictive covenants that impose significant operating and financial restrictions on each of Affinion Group and the Guarantors, including restrictions on their ability to, among other things:

•	incur or guarantee additional indebtedness, or issue disqualified stock or preferred stock;

•	pay dividends or make distributions to their respective stockholders;

•	repurchase or redeem capital stock or subordinated indebtedness;

•	make investments or acquisitions;

•	incur restrictions on the ability of certain of their respective subsidiaries to pay dividends or to make other payments to it;

•	enter into transactions with affiliates;

•	create liens;

•	merge or consolidate with other companies or transfer all or substantially all of their respective assets;

•	transfer or sell assets, including capital stock of subsidiaries; and

•	prepay, redeem or repurchase debt that is junior in right of payment to the New Notes.

In addition, the New Credit Facility will require Affinion Group to maintain a maximum senior secured leverage ratio. As a result of these covenants, Affinion Group will be limited in the manner in which it conducts its business and it may be unable to engage in favorable business activities or finance future operations or capital needs.

The New Credit Facility will also include a covenant to redeem untendered Existing Notes on or prior to the Termination Date.

If we fail to comply with the covenants contained in the New Credit Facility, an event of default, if not cured or waived, could result under the New Credit Facility, and the lenders thereunder:

•	will not be required to lend any additional amounts to Affinion Group;

•	could elect to declare all borrowings outstanding, together with accrued and unpaid interest and fees, to be due and payable and could proceed against the collateral securing the New Credit Facility; and

•	could require Affinion Group to apply all of its available cash to repay these borrowings;

any of which could result in an event of default under the New Notes.

If the indebtedness under the New Notes or the New Credit Facility were to be accelerated, there can be no assurance that our assets would be sufficient to repay such indebtedness in full.

The New Notes will be structurally subordinated to all liabilities of our non-guarantor subsidiaries.

The New Notes are structurally subordinated to indebtedness and other liabilities of our subsidiaries that are not guaranteeing the New Notes. The New Notes will not be guaranteed by certain of our non-U.S. subsidiaries and U.S. subsidiaries. These non-guarantor subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the New Notes, or to make any funds available to pay those amounts, whether by dividends, loans, distributions or other payments. In the year ended December 31, 2016, subsidiaries that are not guaranteeing the New Notes contributed $118.6 million, or 12.2%, and $(6.9) million or (3.6)%, to our net revenues and Segment EBITDA, respectively, and as of December 31, 2016 held $112.6 million, or 14.7%, of our total assets. In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, these non-guarantor subsidiaries will pay the holders of their debts, holders of preferred equity interests and their trade creditors before they will be able to distribute any of their assets to us. Any right that Affinion Group or the Guarantors have to receive any assets of any of the non-guarantor subsidiaries upon the liquidation or reorganization of those subsidiaries, and the consequent rights of holders of New Notes to realize proceeds from the sale of any of those subsidiaries’ assets, will be effectively subordinated to the claims of those subsidiaries’ creditors, including trade creditors and holders of preferred equity interests of those subsidiaries. At December 31, 2016, the non-guarantor subsidiaries had approximately $59.6 million of liabilities, including trade payables but excluding unsecured intercompany borrowings.

Post-Closing Redemptions

Pursuant to the previously disclosed investor purchase agreement (the “Investor Purchase Agreement”), certain investors have committed for 90 days following the consummation of the Exchange Offers (the “Termination Date”) to provide us with the funds necessary to redeem any Existing Notes that remain outstanding in accordance with the terms of the applicable Existing Indentures if we elect to so redeem such Existing Notes prior to the Termination Date. We currently expect to exercise our option to utilize the proceeds from the Investor Purchase Agreement to redeem such Existing Notes prior to the Termination Date; however, there can be no assurance that we will redeem such Existing Notes. The New Credit Facility will include a covenant to redeem such Existing Notes on or prior to the Termination Date. If we do not redeem such Existing Notes on or prior to the Termination Date, it would be a default under the New Credit Facility.

Safe Harbor Statement Under the U.S. Private Securities Litigation Reform Act of 1995

This Current Report on Form 8-K may contain “forward-looking” statements as defined by the Private Securities Litigation Reform Act of 1995 or by the SEC in its rules, regulations and releases. These statements include, but are not limited to, discussions regarding industry outlook, the Company’s expectations regarding the performance of its business, its liquidity and capital resources, the preliminary guidance and the other non-historical statements. These statements can be identified by the use of words such as “believes” “anticipates,” “expects,” “intends,” “plans,” “continues,” “estimates,” “predicts,” “projects,” “forecasts,” and similar expressions. All forward-looking statements are based on management’s current expectations and beliefs only as of the date of this Current Report and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, risks related to general economic and business conditions and international and geopolitical events, a downturn in the credit card industry or changes in the techniques of credit card issuers, industry trends, foreign currency exchange rates, the effects of a decline in travel on the Company’s travel fulfillment business, termination or expiration of one or more agreements with its marketing partners or a reduction of the marketing of its services by one or more of its marketing partners, the Company’s substantial leverage, restrictions contained in its debt agreements, its inability to compete effectively, and other risks identified and discussed from time to time in reports filed by Affinion Holdings and Affinion Group with the SEC, including Affinion Holdings’ most recent Annual Report on Form 10-K as well as Affinion Group’s most recent Annual Report on Form 10-K. Readers are strongly encouraged to review carefully the full cautionary statements described in these reports. Except as required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements to reflect events or circumstances after the date of this Current Report, or to reflect the occurrence of unanticipated events or circumstances.

This Current Report on Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell any securities. The Exchange Offers, Consent Solicitations and related transactions are being made and the New Notes and the New Warrants are being offered only to “qualified institutional buyers,” institutional “accredited investors” and holders that are not “U.S. persons,” as such terms are defined under the Securities Act. The New Notes and the New Warrants have not been registered under the Securities Act or under any state securities laws, and the New Notes and the New Warrants may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act, and accordingly, are subject to significant restrictions on transfer and resale as more fully described in the offering memorandum and consent solicitation statement (the “Offering Memorandum”) and the related letter of transmittal and consent (the “Letter of Transmittal”). The Exchange Offers, Consent Solicitations and related transactions and the issuance of the New Notes and the New Warrants are being made only pursuant to the terms and subject to the conditions set forth in the Offering Memorandum and the Letter of Transmittal.

Item 8.01.	Other Events.

On April 3, 2017, Affinion Holdings and Affinion Group issued a press release announcing the commencement of the Exchange Offers and the Consent Solicitations. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit

99.1	Press Release issued by Affinion Group Holdings, Inc. and Affinion Group, Inc. dated April 3, 2017 announcing the commencement of the Exchange Offers and the Consent Solicitations

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFINION GROUP HOLDINGS, INC.

Date: April 3, 2017	By:	/s/ Gregory S. Miller
		Name:	Gregory S. Miller
		Title:	Executive Vice President and Chief Financial Officer

AFFINION GROUP, INC.

Date: April 3, 2017	By:	/s/ Gregory S. Miller

		Name:	Gregory S. Miller
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit

99.1	Press Release issued by Affinion Group Holdings, Inc. and Affinion Group, Inc. dated April 3, 2017 announcing the commencement of the Exchange Offers and the Consent Solicitations